Exhibit 99.1

Dolby Laboratories Reports First Quarter Fiscal 2014 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--January 23, 2014--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company’s financial results for the first quarter of fiscal year 2014. For the first quarter, Dolby reported total revenue of $231.3 million, compared to $236.6 million for the first quarter of fiscal year 2013.

First quarter GAAP net income was $44.5 million, or $0.43 per diluted share, compared to $51.3 million, or $0.50 per diluted share, for the first quarter of fiscal 2013. On a non-GAAP basis, first quarter net income was $60.6 million, or $0.59 per diluted share, compared to $66.4 million, or $0.64 per diluted share, for the first quarter of fiscal 2013. Dolby’s non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

“We're pleased to report that 2014 is off to a strong start with first quarter revenues higher than originally projected and a great reception to the introduction of Dolby Vision at the Consumer Electronics Show,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “We are excited about our pipeline of new offerings and are confident they will contribute to long term growth."

Financial Outlook

Q2 2014

Dolby estimates that total revenue will range from $240 million to $250 million. Gross margin percentages are projected to range between approximately 90%—91% on a GAAP basis and between 91%—92% on a non-GAAP basis.

Dolby anticipates that operating expenses will be between approximately $153 million and $156 million on a GAAP basis and between $135 million and $138 million on a non-GAAP basis.

Dolby expects diluted earnings per share to be between $0.45 and $0.52 on a GAAP basis and between $0.59 and $0.66 on a non-GAAP basis.

The Company estimates that its fiscal Q2 2014 effective tax rate will be between approximately 27% and 28% on both a GAAP and non-GAAP basis.

FISCAL YEAR 2014

Dolby anticipates that total revenue will range from $910 million to $940 million.

Dolby anticipates that operating expenses will be between approximately $600 million and $605 million on a GAAP basis and between $525 million and $530 million on a non-GAAP basis.

The Company’s Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss Dolby Laboratories’ first quarter fiscal 2014 financial results at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, January 23, 2014.

Access to the teleconference will be available over the Internet from http://investor.dolby.com/medialist.cfm or by dialing 1-800-829-9048. International callers can access the conference call at 1-913-312-0845.

A replay of the call will be available from 5:00 p.m. PT on Thursday, January 23, 2014, until 9:00 p.m. PT on Thursday, January 30, 2014, by dialing 1-877-870-5176 (international callers can access the replay by dialing 1-858-384-5517) and entering the confirmation code 6389555. An archived version of the teleconference will also be available on the Dolby Laboratories website, www.dolby.com.

Non-GAAP Financial Information

To supplement Dolby’s financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures. These measures are adjusted to exclude amounts related to stock-based compensation, expense associated with dividend equivalents paid on restricted stock units, the amortization of intangibles from business combinations, restructuring charges, and the related tax impact of these items. Dolby presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Dolby’s operating results in a manner that focuses on what Dolby’s management believes to be its ongoing business operations. Dolby’s management believes it is useful for itself and investors to review both GAAP and non-GAAP measures in order to assess the performance of Dolby’s business for planning and forecasting in subsequent periods. Dolby’s management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby’s GAAP financial statements as reported in its filings with the US Securities and Exchange Commission (SEC). A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on Dolby’s investor relations website at http://investor.dolby.com/medialist.cfm.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for the second quarter of 2014 and fiscal year 2014 are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the personal computer, DVD, and Blu-ray Disc™, broadcast, consumer electronics, gaming, mobile, and automobile markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks associated with the rate at which OEMs include optical disc playback in Windows® 8 devices and the rate of consumer adoption of Windows operating systems; risks that a shift from disc-based media to online media content could result in fewer devices with Dolby technologies; risks associated with the effects of macroeconomic conditions, including trends in consumer spending; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees; Dolby's accuracy of calculation of royalties due to its licensors; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets in the entertainment industry; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and digital 3D, and Dolby's ability to successfully penetrate this market; Dolby's ability to expand its business generally, and to expand its business beyond sound technologies to other technologies related to digital entertainment delivery; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in its most recent annual report on Form 10-K. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) creates audio, video, and voice technologies that transform entertainment and communications in mobile devices, at the cinema, at home, and at work. For nearly 50 years, sight and sound experiences have become more vibrant, clear, and meaningful in Dolby®. For more information, please visit www.dolby.com.

Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. Blu-ray Disc is a trademark of the Blu-ray Disc Association. Windows is a registered trademark of Microsoft Corporation. S14/27709 DLB-F

DOLBY LABORATORIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Fiscal Quarter Ended
	December 27,	December 28,
	2013	2012
Revenue:
Licensing	$205,660	$204,876
Products	18,104	25,498
Services	7,513	6,228
Total revenue	231,277	236,602

Cost of revenue:
Cost of licensing	4,001	3,080
Cost of products	13,788	18,489
Cost of services	3,593	4,036
Total cost of revenue	21,382	25,605

Gross margin	209,895	210,997

Operating expenses:
Research and development	44,463	42,436
Sales and marketing	60,379	58,421
General and administrative	41,908	43,108
Restructuring charges	3,215	—
Total operating expenses	149,965	143,965

Operating income	59,930	67,032

Interest income	654	1,339
Interest expense	(112)	(25)
Other income, net	229	713
Income before income taxes	60,701	69,059
Provision for income taxes	(15,455)	(17,582)
Net income including controlling interest	45,246	51,477
Less: net (income) attributable to controlling interest	(731)	(128)
Net income attributable to Dolby Laboratories, Inc.	$44,515	$51,349

Net income per share:
Basic	$0.44	$0.50
Diluted	$0.43	$0.50
Weighted-average shares outstanding:
Basic	101,750	102,361
Diluted	103,192	103,523

DOLBY LABORATORIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	December 27,	September 27,
	2013	2013
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$484,640	$454,397
Restricted cash	3,349	3,175
Short-term investments	179,406	140,267
Accounts receivable, net	75,949	97,460
Inventories	8,253	10,093
Deferred taxes	81,630	84,238
Prepaid expenses and other current assets	25,584	28,949
Total current assets	858,811	818,579
Long-term investments	293,719	306,338
Property, plant and equipment, net	243,712	242,917
Intangible assets, net	37,996	41,315
Goodwill	279,059	279,724
Deferred taxes	41,265	37,434
Other non-current assets	11,063	11,638
Total assets	$1,765,625	$1,737,945

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,490	$10,695
Accrued liabilities	124,964	137,795
Income taxes payable	2,412	3,394
Deferred revenue	15,165	20,931
Total current liabilities	150,031	172,815
Long-term deferred revenue	19,532	19,663
Other non-current liabilities	46,292	45,441
Total liabilities	215,855	237,919

Stockholders’ equity:
Class A common stock	49	47
Class B common stock	54	55
Additional paid-in capital	23,594	18,812
Retained earnings	1,498,897	1,454,382
Accumulated other comprehensive income	7,385	7,814
Total stockholders’ equity – Dolby Laboratories, Inc.	1,529,979	1,481,110
Controlling interest	19,791	18,916
Total stockholders’ equity	1,549,770	1,500,026
Total liabilities and stockholders’ equity	$1,765,625	$1,737,945

DOLBY LABORATORIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Fiscal Quarter Ended
	December 27,	December 28,
	2013	2012
Operating activities:
Net income including controlling interest	$45,246	$51,477
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,409	13,129
Stock-based compensation	15,054	17,704
Amortization of premium on investments	2,266	3,794
Excess tax benefit from exercise of stock options	(1,010)	(469)
Provision for doubtful accounts	374	(179)
Deferred income taxes	(1,322)	(2,627)
Other non-cash items affecting net income	105	(691)
Changes in operating assets and liabilities:
Accounts receivable	21,148	(8,064)
Inventories	2,225	(6,173)
Prepaid expenses and other assets	(1,631)	8,916
Accounts payable and other liabilities	(16,696)	(19,898)
Income taxes, net	3,607	9,512
Deferred revenue	(5,897)	(143)
Other non-current liabilities	1,404	1,012
Net cash provided by operating activities	77,282	67,300
Investing activities:
Purchases of available-for-sale securities	(102,717)	(204,135)
Proceeds from sales of available-for-sale securities	27,426	389,068
Proceeds from maturities of available-for-sale securities	46,739	51,325
Purchases of property, plant and equipment	(8,967)	(6,717)
Other investments	—	(3,000)
Purchases of intangible assets	—	(4,048)
Proceeds from sale of property, plant and equipment and assets held for sale	42	19
Change in restricted cash	(174)	(291)
Net cash provided by/(used in) investing activities	(37,651)	222,221
Financing activities:
Proceeds from issuance of common stock	8,127	4,502
Repurchase of common stock	(11,660)	(53,956)
Payment of cash dividend	—	(408,206)
Distribution to controlling interest	—	(5,039)
Excess tax benefit from the exercise of stock options	1,010	469
Shares repurchased for tax withholdings on vesting of restricted stock	(6,727)	(3,636)
Net cash used in financing activities	(9,250)	(465,866)
Effect of foreign exchange rate changes on cash and cash equivalents	(138)	(62)
Net increase/(decrease) in cash and cash equivalents	30,243	(176,407)
Cash and cash equivalents at beginning of period	454,397	492,600
Cash and cash equivalents at end of period	$484,640	$316,193

Supplemental disclosure:
Cash paid for income taxes, net of refunds received	$11,593	$11,734
Cash paid for interest	$1	$1

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)

The following tables present the Company's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the first quarter of fiscal 2014 and 2013:

Net income:	Fiscal Quarter Ended
	December 27,	December 28,
	2013	2012
GAAP net income	$44.5	$51.3
Stock-based compensation	15.1	17.7
RSU dividend equivalent	0.8	—
Amortization of acquired intangibles	2.8	3.4
Restructuring charges, net	3.2	—
Income tax adjustments	(5.8)	(6.0)
Non-GAAP net income	$60.6	$66.4

Diluted earnings per share:	Fiscal Quarter Ended
	December 27,	December 28,
	2013	2012
GAAP diluted earnings per share	$0.43	$0.50
Stock-based compensation	0.15	0.17
RSU dividend equivalent	0.01	—
Amortization of acquired intangibles	0.03	0.03
Restructuring charges, net	0.03	—
Income tax adjustments	(0.06)	(0.06)
Non-GAAP diluted earnings per share	$0.59	$0.64

Shares used in computing diluted earnings per share (in millions)	103	104

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the second quarter of fiscal 2014 and fiscal year 2014 included in this release:

Gross margin:	Q2 2014
GAAP gross margin (low - high end of range)	90 - 91%
Stock-based compensation	0.2%
Amortization of acquired intangibles	0.8%
Non-GAAP gross margin (low - high end of range)	91 - 92%

Operating expenses:	Q2 2014	Fiscal 2014
GAAP operating expenses (low - high end of range)	$153 - $156	$600 - $605
Stock-based compensation	(16)	(65)
RSU dividend equivalent	(1)	(3)
Amortization of acquired intangibles	(1)	(4)
Restructuring charges, net	—	(3)
Non-GAAP operating expenses (low - high end of range)	$135 - $138	$525 - $530

Diluted earnings per share:	Q2 2014
	Low	High
GAAP diluted earnings per share	$0.45	$0.52
Stock-based compensation	0.16	0.16
RSU dividend equivalent	0.01	0.01
Amortization of acquired intangibles	0.02	0.02
Income tax adjustments	(0.05)	(0.05)
Non-GAAP diluted earnings per share	$0.59	$0.66

Shares used in computing diluted earnings per share (in millions)	103	103

CONTACT:
Investor Contact:
Dolby Laboratories
Elena Carr, 415-645-5583
investor@dolby.com
or
Media Contact:
Dolby Laboratories
Sean Durkin, 415-645-5176
news@dolby.com